Exhibit 10.1

SECURED REVOLVING PROMISSORY NOTE

THE OFFER AND SALE OF THIS NOTE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

$500,000.00	Dated: January 6, 2011

For value received and intending to be legally bound, Javo Beverage Company, Inc., a Delaware corporation (“Company”), hereby promises to pay to the order of Coffee Holdings LLC, a Delaware limited liability company (“Holder”), in lawful money of the United States and in immediately available funds, the aggregate principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Maximum Note Amount”), or such lesser amount as Company shall borrow from Holder from time to time as set forth in the column entitled “Unpaid Principal Balance of Note” on Schedule 1, together with interest thereon, all payable under the terms and subject to the conditions set forth in this promissory note (this “Note”).

1.                  Payment of Interest and Principal.

(a) Revolving Note.  Until the Maturity Date, and prior to an Event of Default, Company may borrow up to the Maximum Note Amount by borrowing, prepaying the Note in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Each borrowing request shall be made in writing by Company to Holder and shall include the amount requested to be reborrowed and the requested timing of such reborrowing.  The making of any loan hereunder, whether the initial borrowing or any reborrowing (including the timing thereof and the amount so loaned) shall be at the sole discretion of Holder.  Holder is authorized to endorse on Schedule 1 the date and amount of each borrowing, payment or prepayment of principal.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed and shall be binding and enforceable against Company, absent manifest error.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of Company in respect of this Note.

(b) Rate of Interest.

(i) Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue on a daily basis at a rate per annum equal to 8.00% per annum, plus the greater of (i) 3-month LIBOR (as published from time to time in the Wall Street Journal (East Coast Edition)) or (ii) 1.50%. All computations of interest shall be made on the basis of a 365/366-day year for the actual number of days elapsed.

(ii)   Interest on the unpaid principal amount of this Note shall be due and payable in cash quarterly, in arrears, commencing on March 31, 2011 and thereafter on each June 30, September 30, and December 31 and on the Maturity Date (as defined below), on which date all accrued and outstanding interest shall be due and payable in full, in each case unless sooner accelerated in accordance with the terms hereof.

(iii) During the occurrence and continuance of an Event of Default additional interest shall accrue on the unpaid principal and interest of this Note at a rate equal to 2% per annum or the maximum amount of interest allowable by applicable law (the “Default Rate”).  Any judgments obtained for sums due hereunder shall accrue interest at the Default Rate until paid.

(c) Payment; Maturity.  Payment of the outstanding principal amount under this Note, together with accrued but unpaid interest due in accordance with Section 1(b) above, shall be due and payable on the earlier of January 6, 2012 (the “Maturity Date”) and demand therefore as provided for herein.  Company shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note, together with accrued and unpaid interest thereon. All prepayments shall be applied first to any fees and expenses due hereunder, then to accrued and unpaid interest and lastly, to unpaid principal.

(d) Place of Payment.  Company shall make all payments to Holder at the address of Holder as set forth in Section 9 hereof or to such other place as Holder, from time to time, shall designate in writing to Company.

(e) Obligations Absolute. No provision of this Note shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times, rate, and in the currency, herein prescribed.

(f) Mutilated, Defaced, Destroyed, Lost and Stolen Notes.  In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, Company shall execute and deliver a new Note, in exchange and substitution for the mutilated or defaced Note or in substitution for the apparently destroyed, lost or stolen Note.  In the case that a Note has been destroyed, lost or stolen, the applicant for a substitute Note shall furnish to Company such security or indemnity as Company may require to indemnify and defend and to save the Company harmless from all risks, and shall also furnish to Company evidence to the Company’s reasonable satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

(g) Cancellation of Notes; Destruction Thereof.  All Notes surrendered for payment, transfer or exchange shall be delivered to the Company for cancellation.  The Company shall destroy canceled Notes held by it unless otherwise required hereunder.

 2.                 Security.

(a) Grant of Security.  Company hereby grants to and creates in favor of Holder a continuing first priority security interest and lien under the UCC and all other applicable laws in and to all of the property of the Company set forth on Schedule 2 (the “Collateral”) as security for the full and timely payment, observance and performance of this Note.

(b) Rights in Collateral.  Company represents, warrants and covenants that it has and shall have at all times good and valid title to all of the Collateral, free and clear of all liens, claims, charges and encumbrances (other than liens which are accorded priority by statute, “Permitted Liens”), and Company shall defend such title against the claims and demands of all other persons.  Company represents and warrants that this Note creates a valid first priority security interest in the Collateral and, upon the filing of financing statements in the State of Delaware, such security interest shall constitute a perfected lien on and security interest in all Collateral in which a security interest may be perfected by filing a financing statement pursuant to the Uniform Commercial Code (“UCC”), subject only to Permitted Liens.  Company assumes full responsibility for taking any and all steps to preserve its rights with respect to the Collateral against all prior parties

(c) Preservation of Security Interest.  Company shall diligently preserve and protect Holder’s security interest in the Collateral and shall, at its expense, cause such security interest to be and remain perfected so long as this Note or any portion thereof or obligation hereunder remains outstanding and unpaid and, for such purposes, Company shall, from time to time at Holder’s reasonable request and at Company’s expense, file or record, or cause to be filed or recorded, such instruments, documents and notices (including, without limitation, financing statements and continuation statements) as may be necessary to perfect and continue such security interests.  Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents as Holder may reasonably request from time to time to protect and preserve the priority of Holder’s security interest in the Collateral, as a perfected security interest in the Collateral subject only to Permitted Liens.

(d) Remedies on Default.  If any Event of Default shall occur and be continuing,  Holder may (i) to the full extent permitted by law take possession and control of all or any part of the Collateral and any proceeds thereof and the books and records pertaining thereto, with or without judicial process, and (ii) without demand or notice (and if notice is required by law, after ten days prior written notice), proceed to exercise one or more of the rights and remedies accorded to a secured party by the UCC and otherwise by law or by the terms hereof.  Holder’s rights and remedies shall include without limitation the power to sell all or any portion of the Collateral at public or private sale at such place and time and on such terms as Holder may see fit (subject to the requirements of applicable law).  Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of secured parties disposing of similar property, but in any event, Holder may sell the Collateral on such terms as Holder may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Note, by the UCC or otherwise.  All of the rights and remedies of Holder under this Note shall be cumulative and not exclusive of other rights and remedies which it otherwise would have, whether under the Notes, the UCC or otherwise.  Holder shall not be under any obligation to marshal any assets in favor of Company or any other person or against or in payment of this Note.

3.                  Representations and Warranties.  Company represents and warrants to Holder as follows:

(a) The Company and each of its subsidiaries are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Note and to issue this Note in accordance with the terms hereof.  The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been authorized by the board of directors of the Company and no further filing, consent, or authorization is required by the Company, the board of directors of the Company or the Company’s stockholders.  This Note has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(c) The execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designation or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ Over-the-Counter Bulletin Board applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected), or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, other than the Senior Subordinated 12% Notes, dated November 17, 2009, in favor of Holder.

(d) Any and all financial information, including information relating to the Collateral, submitted by Company to Holder, is true and correct in all material respects, except to the extent that such information constitutes projections or forecasts.

(e) There is no litigation or other proceeding pending or threatened against or affecting the Company, and Company is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority concerning the Collateral.

4.                  Use of Proceeds.  Company will use the proceeds of this Note for general corporate purposes of the Company.

5.                  Events of Default; Remedies.

(a) Events of Default.  The following shall constitute events of default (“Events of Default”) under this Note:

(i) a default in the payment of any interest on any of the Notes as and when the same shall become due and payable;

(ii) a default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise, whether or not prohibited by any provisions hereof;

(iii) a failure on the part of Company to duly observe or perform any of the covenants or agreements on the part of Company contained in this Note; or

(iv) the occurrence of any of the following events with respect to Company:  (A) the making of an assignment for the benefit of creditors; (B) the appointment of a receiver or trustee for any portion of the Collateral; or (C) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Company’s debts under any state or federal law, whether instituted by or against it;

(v) there is entered against Company a judgment or levy upon the Collateral;

(vi) any representation, warranty or statement made or deemed made by Company herein shall prove to be untrue in any material respect on the date as of which made or deemed made;

(vii) there is a taking of possession of a substantial part of the Collateral;

(viii) any lien being granted or placed upon the Collateral other than the lien of Holder or Permitted Liens; or

(ix) a material adverse change in the financial condition of the Company, as determined by Holder in its sole discretion.

(b) Remedies.

(i) After the occurrence and continuance of an Event of Default, Holder shall have the right to declare the entire unpaid principal amount of this Note together with all accrued but unpaid interest immediately due and payable; provided that upon any Event of Default under Section 5(a)(iv), the entire unpaid principal amount of this Note together with all accrued but unpaid interest shall automatically become due and payable without further action by Holder.  Company hereby waives presentment, protest, demand, notice of dishonor and all other requirements of any kind. Holder’s failure to exercise any right or remedy under this Note or acceptance of partial or delinquent payments, shall not be a waiver of any obligation of Company or right of Holder, or constitute Holder’s waiver of any other default subsequently occurring.

(ii) The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies to which Holder may be entitled, whether at law, in equity or otherwise.

6.                  Rights Cumulative.  The remedies of Holder as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively or together at the sole discretion of Holder, and may be exercised as often as occasion for their exercise shall occur.

7.                  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GENERAL OBLIGATIONS LAW SECTION 5-1401).

8.                  JURISDICTION, JURY TRIAL WAIVER, ETC.

(a) EACH PARTY TO THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 9 OF THIS NOTE, SUCH SERVICE TO BECOME EFFECTIVE 5 AFTER SUCH MAILING.

(b) EACH PARTY TO THIS NOTE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  COMPANY (I) CERTIFIES THAT NEITHER THE HOLDER NOR ANY REPRESENTATIVE OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO PURCHASE THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

9.                  Notices.  All notices, requests, demands, waivers, consents, approvals, payments or other communications which are required by or permitted hereunder shall be in writing and be deemed delivered (a) upon receipt, if by hand delivery, (b) upon transmission, if sent by facsimile with confirmation of receipt during normal business hours for the recipient or on the next business day if sent after normal business hours for the recipient, (c) the next business day, if sent by a reputable overnight courier service such as FedEx or DHL, or (d) on the fifth calendar day following deposit in the United States mail, certified, postage prepaid, return receipt requested, addressed in the case of (c) and (d) as follows:

If to Company:

Javo Beverage Company, Inc.
1311 Specialty Drive
Vista, CA 92081
Fax:  (760) 597-9793
Attn: William Marshall

With a copy to:

Allen Matkins Leck Gamble Mallory and Natsis LLP
501 West Broadway, 15th Floor
San Diego, CA 92101-3541
Fax: (619) 233-1158
Attn: Debra A. Riley

If to Holder:

Coffee Holdings LLC
c/o Falconhead Capital, LLC
450 Park Avenue, 3rd Floor
New York, NY 10022
Fax: (212) 634-3305
Attn: Dave Gubbay and Zuher Ladak

With a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Fax: (212) 698-3599
Attn: Charles I. Weissman

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

10.                Assignment.  This Note may be assigned by Holder in whole or in part, and will inure to the benefit of its successors and assigns.  This Note may not be assigned by Company.  Company agrees to issue from time to time replacement Notes in the form hereof to facilitate any permitted assignments.

11.                Binding Nature of Note.  This Note shall be binding upon Company and his heirs and executors, and shall inure to the benefit of Holder and its successors and assigns.

12.                Modification.  This Note may not be modified or amended other than by an agreement in writing signed by Company and Holder.

13.                Fees and Expenses.  Company agrees to pay all costs, charges and expenses incurred by Holder and its assigns (including, without limitation, costs of collection, court costs and reasonable and documented attorneys’ fees and disbursements) in connection with the enforcement of Holder’s rights under this Note.

[Signature Pages on Following Page]

IN WITNESS WHEREOF, Company, intending to be legally bound, has duly executed and delivered this Note on the date first written above.

JAVO BEVERAGE COMPANY, INC.

By:	/s/ Richard A. Gartrell
Name: Richard A. Gartrell
Title: Chief Financial Officer

Schedule 1

PRINCIPAL AMOUNT OF NOTE AND PAYMENTS OF PRINCIPAL

Date	Original Principal Amount of Note	Amount of Principal Borrowed	Amount of Principal Repaid	Unpaid Principal Balance of Note	Notation Made By

Schedule 2

Collateral
See attached.